Exhibit 10.5

Execution Version

LOCK-UP AGREEMENT

June 10, 2021

SIGNA Sports United B.V.

Kantstrasse 164, Upper West

10623 Berlin, Germany

Re: Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to SIGNA Sports United B.V., a Netherlands private limited liability company (“TopCo”), in connection with the transactions contemplated by (i) that certain sale and purchase agreement (the “SPA”), dated June 10, 2021 entered into by and among SIGNA Sports United GmbH, a German limited liability company (the “Company”), and the sellers identified as a party thereto relating to the acquisition of Mapil Topco Limited, a private company limited by shares incorporated in England and Wales and (ii) that certain Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), entered into by and among Yucaipa Acquisition Corporation, a Cayman Islands exempted company (“Yucaipa”), the Company, TopCo, Olympics Merger Sub, a Cayman Islands exempted company and SIGNA International Sports Holding GmbH, a German limited liability company. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Business Combination Agreement as in effect on the date of hereof.

In order to induce TopCo to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Securityholder”) hereby agrees with TopCo as follows.

Subject to the exceptions set forth herein, the Securityholder agrees not to, without the prior written consent of the board of directors of TopCo, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, any ordinary shares in the share capital of TopCo (the “Shares”) held by it immediately after the closing of the Transactions (the “Closing”), (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Shares or that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) during the Lock-Up Period (as defined below) (any of the actions specified in clauses (i)-(iii), collectively, “Transfer”), in each case, until the date that is 180 days after the Closing (the “Lock-Up Period”); provided, for the avoidance of doubt, that nothing in this Letter Agreement shall restrict any Securityholder’s right pursuant to any registration rights agreement with the Company to cause TopCo to file and cause to become effective a registration statement with the SEC naming such Securityholder as a selling shareholder (and to make any required disclosures on Schedule 13D in respect thereof).

The restrictions set forth in the immediately preceding paragraph shall not apply to:

(i)

in the case of an entity, Transfers to or distributions to any direct or indirect stockholder, partner, member or affiliate of such entity or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or management with such entity or affiliates of such entity;

(ii)

in the case of an individual, Transfers by bona fide gift to members of the individual’s immediate family (as defined below) or to a trust, the beneficiary of which is a member of such individual’s immediate family, to an affiliate of such person or to a charitable organization;

(iii)	in the case of an individual, Transfers by will or by virtue of laws of descent and distribution upon death of the individual;

(iv)	in the case of an individual, Transfers pursuant to a qualified domestic relations order or divorce settlement;

(v)	in the case of an entity, Transfers by virtue of the laws of the state or jurisdiction of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(vi)

the exercise of any options or warrants to purchase Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(vii)

transactions in the event of completion of a liquidation, merger, consolidation, share exchange, reorganization, tender offer or other similar transaction which results in all of TopCo’s securityholders having the right to exchange their Shares for cash, securities or other property;

(viii)

in connection with the creation of any charge, lien, mortgage, pledge or other security interest or posting as collateral of any of the Securityholder’s Shares in connection with a bona fide loan transaction; provided that prior to entering into the collateral agreement or similar agreement in connection with the loan transaction, each pledgee shall execute and deliver to the Company a lock-up agreement in substantially the form of this Letter Agreement to take effect in the event that the pledgee takes possession of the Securityholder’s Shares as a result of a foreclosure, margin call or similar disposition; and

(ix)

any Transfer made to provide a Securityholder with funds to settle any taxation arising pursuant to the transactions taking place under the SPA, provided, that in the case of a transfer pursuant to this clause (ix), if the Securityholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Shares or any securities convertible into or exercisable or exchangeable for Shares by the undersigned during the Lock-Up Period, the Securityholder shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made to provide the Securityholder with funds to settle any taxation arising pursuant to the transactions taking place under the SPA.

provided, however, that in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Securityholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Securityholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

For the avoidance of doubt, each Securityholder shall retain all of its rights as a shareholder of Topco with respect to the Shares during the Lock-Up Period, including without limitation the right to vote any Shares that are entitled to vote.

The Securityholder hereby represents and warrants that it is not a U.S. person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”)) and is acquiring the Shares for its own account in a transaction outside the United States pursuant to Regulation S under the Securities Act. The Securityholder will not offer, sell or otherwise transfer the Shares except in compliance with applicable U.S. securities laws including pursuant to (i) an effective registration statement covering the Shares, (ii) a transaction exempt from the registration requirements of the Securities Act, including pursuant to Rule 903 or Rule 904 of Regulation S (as applicable), or (iii) a transaction not subject to the registration requirements of the Securities Act.

The Securityholder hereby represents and warrants that such Securityholder has full power and authority to enter into this Letter Agreement and that this Letter Agreement constitutes the legal, valid and binding obligation of the Securityholder, enforceable in accordance with its terms. Upon request, the Securityholder will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the Securityholder shall be binding upon the permitted successors and assigns of the Securityholder from and after the date hereof.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Letter Agreement or any of its rights, interests or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Securityholder and each of its respective successors, heirs and assigns and permitted transferees.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to choice of law or conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in any Delaware Chancery Court, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

This Letter Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Letter Agreement shall automatically terminate upon the earlier to occur of (i) the expiration of the Lock-Up Period and (ii) the termination of the Business Combination Agreement.

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Very truly yours,

(Name of Securityholder – Please Print)

(Signature)

(Name of Signatory if Securityholder is an entity – Please Print)

(Title of Signatory if Securityholder is an entity – Please Print)

Address:

[Signature Page to Lock-Up Agreement]